UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: October 5, 2016

(Date of earliest event reported)

Advanced Disposal Services, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-191109	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fort Wade Road
Ponte Vedra, Florida 32801
(Address of principal executive offices and zip code)

(904) 737-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On October 5, 2016, Advanced Disposal Services, Inc. (the “Company”) priced its initial public offering (the “Offering”) of 19,250,000 shares of common stock for cash consideration of $18.00 per share to a syndicate of underwriters led by joint-book running managers Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, and Barclays Capital Inc.  UBS Securities LLC also acted as a joint-book running manager. The Offering of 19,250,000 shares of common stock is expected to settle on October 12, 2016, subject to customary closing conditions, and the Company expects to receive approximately $325.1 million in net proceeds (without giving effect to any exercise of the underwriters’ over-allotment option).

Item 9.01                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibits are furnished herewith:

Exhibit
No.	Description

99.1	Press Release of Advanced Disposal Services, Inc., dated October 5, 2016, Announcing Pricing of Initial Public Offering of Common Stock

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Disposal Services, Inc.

	By:	/s/ Jeffrey C. Everett
	Name :	Jeffrey C. Everett
	Title:	Vice President, Associate General Counsel

Dated: October 6, 2016

Exhibit Index

Number and Description of Exhibit

99.1                        Press Release of Advanced Disposal Services, Inc., dated October 5, 2016, Announcing Pricing of Initial Public Offering of Common Stock